EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Friday, January 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation

Announces Earnings for 2006

West Point, Va., January 26, 2007—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $12.13 million, or $3.71 per share assuming dilution, for the year ended December 31, 2006, compared with net income of $11.79 million, or $3.36 per share assuming dilution, for the year ended December 31, 2005. Earnings per share assuming dilution for 2006 increased 10.4 percent over 2005. C&F’s net income for the fourth quarter ended December 31, 2006 was $2.77 million, or 84 cents per share assuming dilution, compared with $2.76 million, or 84 cents per share assuming dilution, for the fourth quarter of 2005.

Net income for 2006 included $728,000, after taxes, attributable to the recovery in May 2006 of past due interest and a reduction in the corporation’s loan loss allowance in connection with the pay-off of previously nonperforming loans of one commercial relationship. Excluding the after-tax effect of this loan pay-off, the corporation’s earnings were $11.40 million, or $3.48 per share assuming dilution, for 2006, which represents a 3.6 percent increase in earnings per share assuming dilution over the same period in 2005.

The corporation’s return on average equity and return on average assets were 18.97 percent and 1.75 percent, respectively, for the year ended December 31, 2006. Excluding the effect of the commercial loan pay-off, the corporation’s return on average equity was 17.83 percent for the year ended December 31, 2006, compared with 17.70 percent for 2005. The return on average assets,

C&F FINANCIAL CORPORATION

Friday, January 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

excluding the effect of the commercial loan pay-off, was 1.64 percent for 2006, compared with 1.82 percent for 2005. The corporation’s annualized return on average equity and annualized return on average assets were 16.46 percent and 1.55 percent, respectively, for the fourth quarter of 2006 compared with 18.68 percent and 1.65 percent for the fourth quarter of 2005.

The increase in the return on average equity for the year ended December 31, 2006, excluding the effect of the commercial loan pay-off, resulted from the accretive effect of the corporation’s share repurchase in July 2005. The decline in return on average assets for 2006 resulted from the decline in earnings, excluding the effect of the commercial loan pay-off, coupled with an increase in average assets, primarily loans held for investment and new facilities.

“The corporation’s performance in 2006, coupled with our capital management initiatives, resulted in increased shareholder value as measured by earnings per share and return on equity,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “We further increased our shareholders’ return by raising our dividends declared in 2006 by 16 percent.”

“Earnings of the retail banking segment reflected the effects of our growth initiatives,” said Dillon, “including costs associated with our new Hampton and Kiln Creek retail banking branches on the Virginia Peninsula, which opened in 2006, and our recently-opened Richmond branch; staffing and training costs for another new retail banking branch under construction in the Richmond area; the opening of our new operations center in late 2005; and technology initiatives implemented in 2005. In addition, earnings of the retail banking segment included a full year of interest expense associated with the issuance of trust

C&F FINANCIAL CORPORATION

Friday, January 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

preferred securities to fund our share repurchase in 2005. Lower earnings in 2006 of our mortgage banking segment reflected a reduction in loan originations and sales resulting from weaker demand for mortgage loans. Our consumer finance segment has continued to experience strong loan demand and earnings growth in 2006.”

“During 2006 the corporation’s average total assets, loans and deposits grew 7.4 percent, 14.0 percent and 6.7 percent, respectively,” said Dillon. “We are confident that over time our investments in facilities and technology, as well as others planned for 2007, will allow us to continue our growth, improve operational efficiency and enhance customer service, which will contribute to the corporation’s long-term profitability.”

Retail Banking Segment. Fourth quarter net income for C&F Bank was $1.42 million in 2006 compared to $1.60 million in 2005. Net income for the year was $6.66 million in 2006 compared to $6.31 million in 2005. Net income for 2006 included $728,000, after taxes, recognized in connection with the pay-off of previously nonperforming loans of one commercial relationship. Excluding this amount, the Bank’s net income for the year 2006 was $5.93 million. Included in quarterly and annual earnings for 2006 were the effects on operating expenses of the Peninsula and Richmond branch expansions and the operations center relocation, higher operational and administrative personnel costs to support growth, as well as interest expense on trust preferred securities, the proceeds from which were used to partially fund the large share repurchase in mid-2005. Higher expenses were offset in part by an increase in net interest income, which resulted from an increase in both the amount of and yield on earning assets, and an increase in service charges on deposit accounts. The Bank’s net interest

C&F FINANCIAL CORPORATION

Friday, January 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

margin has benefited in the short term as variable-rate loans have repriced as short-term interest rates have increased. However, future earnings of the retail banking segment will be affected by net interest margin compression if interest rates stabilize or decline and deposits continue to reprice at higher rates relative to their maturing rates.

The Bank’s nonperforming loans and accruing loans past due 90 days or more at December 31, 2005 consisted primarily of one commercial relationship. In May 2006, the borrower sold the real estate collateral for these loans and paid the loans in full from the sale proceeds, which significantly contributed to the decline in the ratio of nonperforming assets to total loans from 1.11 percent at December 31, 2005 to .24 percent at December 31, 2006. In addition to loan principal, the Bank collected previously-unrecognized nonaccrued and default interest and reduced its allowance for loan losses.

Mortgage Banking Segment. Fourth quarter net income for C&F Mortgage Corporation was $580,000 in 2006 compared to $674,000 in 2005. Net income for the year was $2.34 million in 2006 compared to $3.16 million in 2005. These declines resulted from reduced loan volume as demand for residential mortgage loans and refinancings has moderated as interest rates have increased. Origination volume in the fourth quarter of 2006 declined 2.3 percent from the 2005 level and loan origination volume for the year declined 10.8 percent from the 2005 level. Gains on loan sales declined during 2006 due to lower volumes of loan sales resulting from the reduced origination volume. C&F Mortgage has also experienced a decrease in net interest income resulting from a lower average balance of loans held for sale and the effect of the current interest rate yield curve.

C&F FINANCIAL CORPORATION

Friday, January 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

Consumer Finance Segment. Fourth quarter net income for C&F Finance Company was $794,000 in 2006 compared to $487,000 in 2005. Net income for the year was $3.10 million in 2006 compared to $2.26 million in 2005. The quarterly and annual earnings improvements in 2006 resulted from a 16.1 percent increase in average consumer finance loans outstanding, which more than offset the decline in C&F Finance’s net interest margin attributable to increases in the cost of borrowings resulting from rising interest rates and higher operating expenses to support growth.

Nonaccrual consumer finance loans as a percentage of total consumer finance loans was less than one percent as of December 31, 2006 compared to 1.64 percent as of December 31, 2005, which reflected the effect of initiatives to reduce C&F Finance’s nonperforming assets. As a result of the improvement in asset quality and a decline in net charge-offs during 2006, the provision for loan losses for the year was $4.9 million in 2006 compared to $5.1 million in 2005.

About C&F Financial Corporation. C&F Financial Corporation’s stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI. The stock closed at a price of $40.98 per share on Thursday, January 25, 2007. At December 31, 2006, the book value of the corporation was $21.37 per share, and the corporation declared a dividend of 31 cents per share during the fourth quarter of 2006. The corporation’s market makers include Advest, Inc., Davenport & Company LLC, FTN Financial Securities Corp., McKinnon & Company and Scott & Stringfellow, Inc.

C&F FINANCIAL CORPORATION

Friday, January 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Bank operates 17 retail bank branches located throughout the Newport News to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage and title services through 25 offices located throughout Virginia, Maryland, North Carolina, Delaware, Pennsylvania and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Ohio, Kentucky and West Virginia through its offices in Richmond, Roanoke and Hampton, Virginia.

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Use of Certain Non-GAAP Financial Measures. In addition to results presented in accordance with United States generally accepted accounting principles (GAAP), this earnings release includes certain non-GAAP financial measures for the year ended December 31, 2006, which are reconciled to their equivalent GAAP financial measures below. Management believes these non-GAAP financial measures provide information useful to investors in understanding the corporation’s performance trends and facilitate comparisons with its peers. Specifically, management believes the exclusion of a significant recovery of income recognized in a single accounting period permits a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the corporation’s performance and establishes goals for future periods.

C&F FINANCIAL CORPORATION

Friday, January 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

Although the corporation’s management believes the non-GAAP financial measures presented in this earnings release enhance investors’ understandings of its performance, these non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements.

Forward-Looking Statements. The statements contained in this press release that are not historical facts may constitute “forward-looking statements” as defined by the federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) deposit flows, (8) competition, (9) demand for financial services in the corporation’s market area, (10) technology, (11) reliance on third parties for key services, and (12) accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of their dates.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

Balance Sheets

			12/31/06	12/31/05
Interest-bearing deposits in other banks			$17,010	$29,562
Investment securities - available for sale at fair value			67,584	65,301
Loans held for sale			53,504	39,677
Loans, net			517,843	465,039
Federal Home Loan Bank stock			2,093	1,876
Total assets			734,468	671,957
Deposits			532,835	495,438
Borrowings			115,056	102,314
Shareholders’ equity			68,006	60,086

Statements of Income

	For The Quarter Ended		For The Twelve Months Ended
	12/31/06	12/31/05	12/31/06	12/31/05
Interest income	$15,276	$13,097	$58,582	$48,770
Interest expense	5,136	3,607	18,457	11,997
Provision for loan losses (1)	1,400	1,750	4,625	5,520
Other operating income:
Gains on sales of loans	4,385	4,185	17,098	18,194
Other	2,945	2,582	10,289	9,390
Other operating expenses:
Salaries and employee benefits	7,419	6,988	29,007	28,277
Other	4,706	3,601	16,321	13,591
Income tax expense	1,180	1,158	5,430	5,181
Net income	2,765	2,760	12,129	11,788
Earnings per common share - assuming dilution (2)	0.84	0.84	3.71	3.36
Earnings per common share - basic (2)	0.88	0.88	3.85	3.49

Segment Information

	For The Quarter Ended		For The Twelve Months Ended
	12/31/06	12/31/05	12/31/06	12/31/05
Net income - Retail Banking	$1,416	$1,595	$6,657	$6,306
Net income - Mortgage Banking	580	674	2,342	3,155
Net income - Consumer Finance	794	487	3,103	2,264
Net income - Other and Eliminations	(25)	4	27	63
Mortgage loan originations - Mortgage Banking	229,150	234,428	944,300	1,058,804
Mortgage loans sold - Mortgage Banking	230,355	261,504	930,473	1,067,693

Average Balances

	For The Quarter Ended		For The Twelve Months Ended
	12/31/06	12/31/05	12/31/06	12/31/05
Investment securities - available for sale at fair value	$68,339	$67,314	$67,281	$69,081
Loans held for sale	49,585	50,967	44,558	59,160
Loans	526,420	473,220	510,959	448,287
Interest-bearing deposits in other banks	7,184	19,792	9,271	17,168
Total earning assets	651,528	611,293	632,069	593,696
Total assets	713,803	667,429	694,315	646,590
Time, checking and savings deposits	423,233	404,805	414,290	386,661
Borrowings	122,210	106,227	120,498	101,355
Total interest-bearing liabilities	545,443	511,032	534,788	488,016
Demand deposits	83,887	80,515	79,472	76,172
Shareholders’ equity (2)	67,204	59,086	63,949	66,594

Asset Quality

Retail and Mortgage Banking Segments

			12/31/06	12/31/05
Nonperforming assets*			$955	$4,083
Accruing loans past due for 90 days or more			$1,629	$3,826
Allowance for loan losses			$4,326	$4,718
Nonperforming assets to loans**			0.24%	1.11%
Allowance for loan losses to loans**			1.08%	1.29%
Allowance for loan losses to nonperforming assets*			452.98%	115.56%

* Nonperforming assets consist solely of nonaccrual loans for each period presented. ** Loans exclude Consumer Finance segment loans presented below.

Consumer Finance Segment

			12/31/06	12/31/05
Nonaccrual loans			$880	$1,819
Accruing loans past due for 90 days or more			$8	$26
Allowance for loan losses			$9,890	$8,346
Nonaccrual consumer finance loans to total consumer finance loans			0.66%	1.64%
Allowance for loan losses to total consumer finance loans			7.44%	7.51%

Other Data and Ratios

	As Of and For The Quarter Ended		As Of and For The Twelve Months Ended
	12/31/06	12/31/05	12/31/06	12/31/05
Annualized return on average assets	1.55%	1.65%	1.75%	1.82%
Annualized return on average equity (2)	16.46%	18.68%	18.97%	17.70%
Dividends declared per share	$0.31	$0.27	$1.16	$1.00
Shares repurchased	135	100	13,257	427,286
Average price of repurchased shares	$39.72	$37.27	$39.08	$41.00
Weighted average shares outstanding - assuming dilution (2)	3,280,546	3,267,325	3,273,429	3,507,912
Weighted average shares outstanding - basic (2)	3,158,508	3,136,565	3,151,860	3,375,153
Market value per share at period end	$39.75	$37.40	$39.75	$37.40
Book value per share at period end	$21.37	$19.13	$21.37	$19.13
Price to book value ratio at period end	1.86	1.96	1.86	1.96
Price to earnings ratio at period end (ttm)	10.71	11.13	10.71	11.13

Notes to Selected Financial Information

(1)	Included in the provision for loan losses is $1,400,000 and $1,675,000 for the quarters ended December 31, 2006 and December 31, 2005, respectively, and $4,875,000 and $5,120,000 for the twelve months ended December 31, 2006 and December 31, 2005, respectively, attributable to C&F Finance Company.

(2)	Earnings per share, return on average equity and weighted average shares outstanding calculations for the twelve months ended December 31, 2005 reflect the corporation's repurchase of 427,186 shares of its common stock at $41 per share effective July 27, 2005.

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures

(in thousands, except for per share data)

			For the Twelve Months Ended
	*		12/31/06	12/31/05
Net Income and Earnings Per Share
Net income (GAAP)	A		$12,129	$11,788
Nonaccrual and default interest attributable to loan transaction, net of income taxes (GAAP)			(565)	—
Reduction in loan loss allowance attributable to loan transaction, net of income taxes (GAAP)			(163)	—

Net income, excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B		$11,401	$11,788

Weighted average shares - assuming dilution (GAAP)	C		3,273	3,508
Weighted average shares - basic (GAAP)	D		3,152	3,375
Earnings per share - assuming dilution
GAAP	A/C		$3.71	$3.36
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/C		$3.48	$3.36
Earnings per share - basic
GAAP	A/D		$3.85	$3.49
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/D		$3.62	$3.49
Annualized Return on Average Assets
Average assets (GAAP)	E		$694,315	$646,590
Annualized return on average assets
GAAP	(A/E	)	1.75%	1.82%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/E	)	1.64%	1.82%
Annualized Return on Average Equity
Average equity (GAAP)	F		$63,949	$66,594
Annualized return on average equity
GAAP	(A/F	)	18.97%	17.70%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/F	)	17.83%	17.70%

		For the Twelve Months Ended
	*	12/31/06	12/31/05
Retail Banking Segment Net Income
Net income (GAAP)		$6,657	$6,306
Nonaccrual and default interest attributable to loan transaction, net of income taxes (GAAP)		(565)	—
Reduction in loan loss allowance attributable to loan transaction, net of income taxes (GAAP)		(163)	—

Net income, excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction		$5,929	$6,306

*	The letters included in this column are provided to show how the various measures presented in the Reconciliation of Certain Non-GAAP Financial Measures are calculated.

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